                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                   MONACO COACH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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
                            MONACO COACH CORPORATION

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 19, 1999

                            ------------------------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of Monaco Coach Corporation (the "Company"), a Delaware corporation, will be held on May 19, 1999 at 10:00 a.m., local time, at the Company's Indiana headquarters, located at 606 Nelson's Parkway, Wakarusa, Indiana, for the following purposes:

    1. To elect three Class II directors to serve for two-year terms expiring upon the 2001 Annual Meeting of Stockholders or until their successors are elected.

    2. To amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock to 50,000,000 and to reduce the authorized number of shares of Preferred Stock.

    3.  To approve the Company's Executive Variable Compensation Plan.

    4. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending January 1, 2000.

    5. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on March 25, 1999 are entitled to notice of and to vote at the meeting and any adjournment thereof.

    All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          Richard E. Bond
                                          SECRETARY

Coburg, Oregon
April 17, 1999

                            MONACO COACH CORPORATION

                                ----------------

                                PROXY STATEMENT

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of Monaco Coach Corporation (the "Company") for use at the 1999 Annual Meeting of Stockholders to be held May 19, 1999 at 10:00 a.m., local time (the "Annual Meeting"), or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's Indiana headquarters, located at 606 Nelson's Parkway, Wakarusa, Indiana. The Company's principal executive offices are located at 91320 Industrial Way, Coburg, Oregon 97408, and its telephone number at that location is (541) 686-8011.

    These proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended January 2, 1999, including financial statements, were mailed on or about April 17, 1999 to all stockholders entitled to vote at the meeting.

RECORD DATE AND VOTING SECURITIES

    Stockholders of record at the close of business on March 25, 1999 are entitled to notice of and to vote at the meeting. At the record date, 12,493,800 shares of the Company's Common Stock, $0.01 par value, were issued and outstanding.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the Company's principal executive offices a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

    The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the record date. Shares that are voted "FOR", "AGAINST" or "WITHHOLD AUTHORITY" with respect to a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

    While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

    In a 1988 Delaware case, BERLIN V. EMERALD PARTNERS, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    The Company's Bylaws require that proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2000 Annual Meeting must be received by the Company no later than December 18, 1999, whether or not they are to be included in the Company's proxy statement and form of proxy relating to that meeting.

                       PROPOSAL 1--ELECTION OF DIRECTORS

NOMINEES

    The authorized number of directors is currently established at six. The Company's Certificate of Incorporation provides that the directors shall be divided into two classes, with the classes serving for staggered, two-year terms. Currently there are three directors in each of Class I and Class II. Each of the three Class I directors elected at the 1998 Annual Meeting will hold office until the 2000 Annual Meeting or until his successor has been duly elected and qualified. The three Class II directors are to be elected at the Annual Meeting.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three nominees named below, each of whom is currently a director of the Company. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director.

    The names of the three Class II nominees for director and certain information about each of them are set forth below. The names of, and certain information about, the current Class I directors with unexpired terms are also set forth below. All information is as of the record date.

                                                                                                                  DIRECTOR
NAME                                     AGE                          PRINCIPAL OCCUPATION                          SINCE
-----------------------------------      ---      -------------------------------------------------------------  -----------
NOMINEES FOR CLASS II DIRECTORS:

Carl E. Ring, Jr...................          60   Managing Director of Liberty Capital Partners, Inc.                  1993

Richard A. Rouse...................          52   Private Investor                                                     1993

Roger A. Vandenberg................          52   President of Cariad Capital, Inc.                                    1993

                                                                                                                  DIRECTOR
NAME                                     AGE                          PRINCIPAL OCCUPATION                          SINCE
-----------------------------------      ---      -------------------------------------------------------------  -----------
CONTINUING CLASS I DIRECTORS:

Kay L. Toolson.....................          54   Chairman of the Board, Chief Executive Officer and President         1993
                                                    of the Company

Michael J. Kluger..................          41   Managing Director of Liberty Capital Partners, Inc.                  1993

Lee Posey..........................          64   Chairman and Chief Executive Officer of Palm Harbor Homes            1997

    Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.

    MR. TOOLSON has served as President and Chief Executive Officer of the Company and its predecessor in interest (the "Predecessor") since 1986 and as Chairman of the Company since July 1993. From September 1982 to August 1986, Mr. Toolson served as Executive Vice President of Executive Industries, Inc., a motor coach manufacturer. Prior to joining Executive Industries, Mr. Toolson served from 1973 until 1982 as Vice President of Kings Highway Mobile Industries, Inc., a motor coach manufacturer. He holds a B.S. degree in Business Administration and Computer Science and an M.B.A. degree, both from Utah State University.

    MR. KLUGER has served as a director of the Company since March 1993. He is a founding partner of Liberty Partners, L.P., whose general partner is Liberty Capital Partners, Inc., a New York investment management firm, where he has served as a Managing Director since September 1992. For five years prior thereto, Mr. Kluger was a Director and Senior Vice President of Merrill Lynch Interfunding Inc., a subsidiary of Merrill Lynch & Co., an investment banking and brokerage firm. Mr. Kluger is also a director and stockholder of Liberty Capital Partners, Inc.

    MR. POSEY has served as a director of the Company since July 1997. Mr. Posey currently serves as Chairman of the Board and Chief Executive Officer for Palm Harbor Homes, a Dallas, Texas based producer of multi-section manufactured homes, a position he has held since December 1977. Additionally, he was the President of Palm Harbor Homes from December 1977 to December 1993. Mr. Posey is a graduate of Alma College in Alma, Michigan.

    MR. RING has served as a director of the Company since March 1993. He is a founding partner of Liberty Partners, L.P., whose general partner is Liberty Capital Partners, Inc., a New York investment management firm, where he has served as a Managing Director since September 1992. From June 1991 to September 1992, he was President of Eden, Miller & Co., Incorporated, an investment banking firm. For more than five years prior thereto, Mr. Ring was a Managing Director of Lehman Brothers Inc., an investment banking and brokerage firm. Mr. Ring is also a director and stockholder of Liberty Capital Partners, Inc.

    MR. ROUSE has served as a director of the Company since July 1993. He is currently a private investor. From 1991 to 1998, Mr. Rouse served as Chairman of Emergency Road Service, Inc., a privately-held nationwide roadside assistance company. From 1988 to 1991, he was President of Trailer Life Enterprises, Inc., a publisher and sponsor of recreational vehicle publications and clubs.

    MR. VANDENBERG has served as a director of the Company since March 1993. He currently serves as the President of Cariad Capital, Inc., which he founded in January 1992, and as a Managing Director of Narragansett Capital, Inc., a private investment firm, a position he has held since 1986. Mr. Vandenberg is also a general partner of the general partner of Narragansett Capital Partners -A and -B, L.P. ("NCPAB") and related venture capital funds. Mr. Vandenberg is also a director of Wellman, Inc., a polyester fiber manufacturer, and general partner of Monaco Capital Partners.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of eight meetings during fiscal 1998. Other than Messrs. Kluger and Posey, no director attended fewer than 75% of the meetings of the Board of Directors and its committees upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing similar functions.

    The Audit Committee of the Board of Directors currently consists of Directors Ring and Rouse, and held one meeting during the last fiscal year. The Audit Committee recommends engagement of the Company's independent accountants, and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

    The Compensation Committee of the Board of Directors currently consists of Directors Ring, Rouse and Vandenberg, and held two meetings during the last fiscal year. The Compensation Committee establishes the policies upon which compensation of and incentives for the Company's executive officers will be based, reviews and approves the compensation of the Company's executive officers, and administers the Company's stock option and stock purchase plans.

COMPENSATION OF DIRECTORS

    The Company's directors who are not employees of the Company received $25,000 in 1998 for service on the Board of Directors and any committee thereof. The Company's directors are also reimbursed for certain expenses in connection with attendance at board and committee meetings.

    Each non-employee director of the Company, other than directors affiliated with Liberty Investment Partners II, L.P. or Cariad Capital, Inc., is entitled to participate in the Company's 1993 Director Option Plan (the "Director Plan"). The Board of Directors and the stockholders have authorized a total of 90,000 shares of Common Stock for issuance pursuant to the Director Plan. Under the terms of the Director Plan, each eligible non-employee director is automatically granted an option to purchase 18,000 shares of Common Stock (the "Initial Option") on the later of the effective date of the Company's initial public offering or the date on which the optionee first becomes a director of the Company. Thereafter, each optionee is automatically granted an additional option to purchase 3,600 shares of Common Stock (a "Subsequent Option") on September 30 of each year if, on such date, the optionee has served as a director of the Company for at least six months. Each Initial Option vests over five years at the rate of 20% of the shares subject to the Initial Option at the end of each anniversary following the date of grant. Each Subsequent Option vests in full on the fifth anniversary of its date of grant. The exercise price of each option is the fair market value of the Common Stock as determined by the closing price reported by the Nasdaq National Market on the date of grant. Messrs. Rouse and Posey were each granted a Subsequent Option of 3,600 shares (as adjusted for stock splits) on September 30, 1998 at an exercise price of $16.83 per share. No directors other than Messrs. Rouse and Posey were granted options under the Director Plan in 1998.

VOTE REQUIRED

    The three nominees receiving the highest number of votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon election of directors under Delaware law.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

             PROPOSAL 2--AMENDMENT OF CERTIFICATE OF INCORPORATION

    The Company's Amended and Restated Certificate of Incorporation (the "Certificate"), as currently in effect, provides that the Company is authorized to issue 20,000,000 shares of Common Stock, par value $.01, and 2,000,000 shares of Preferred Stock, par value $.01. On February 16, 1999, the Board of Directors authorized the amendment of the Certificate to increase the authorized number of shares of Common Stock to 50,000,000 shares and is now soliciting the approval by the stockholders of such amendment. Concurrently, the Company is seeking stockholder approval to reduce its authorized number of shares of Preferred Stock from 2,000,000 shares to 1,934,783 shares.

PURPOSE AND EFFECT OF AMENDMENT

    COMMON STOCK

    The principal purpose of the proposed amendment to the Certificate is to authorize additional shares of Common Stock which will be available in the event that the Board of Directors determines that it is necessary or appropriate to effect future stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets through the issuance of securities, or to establish a strategic relationship with a corporate partner through the exchange of securities. In determining the appropriate level of authorized shares of Common Stock, the Board of Directors considered, among other factors, (i) that as of March 25, 1999 approximately 13,800,000 shares of Common Stock were issued or reserved for issuance, thereby effectively encumbering a significant portion of the 20,000,000 shares presently authorized, (ii) that in 1998 the Company effected two three-for-two stock splits, each of which utilized a significant number of the authorized shares, and (iii) the desirability of having available a substantial number of authorized shares for use in connection with the aforementioned potential strategic transactions. If the proposed amendment is adopted, 30,000,000 additional shares of Common Stock will become available for issuance by the Board of Directors without any further stockholder approval, although certain issuances of shares may require stockholder approval in accordance with the requirements of the New York Stock Exchange or the Delaware General Corporation Law. The holders of Common Stock have no preemptive rights to purchase any stock of the Company. The additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present common stockholders.

    The flexibility of the Board of Directors to issue additional shares of stock could enhance the Board's ability to negotiate on behalf of the stockholders in a takeover situation. Although it is not the purpose of the proposed amendment, the authorized but unissued shares of Common Stock (as well as the authorized but unissued shares of Preferred Stock) also could be used by the Board of Directors to discourage, delay or make more difficult a change in the control of the Company. For example, such shares could be privately placed with purchasers who might align themselves with the board in opposing a hostile takeover bid. The issuance of additional shares might serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock. The Company has previously adopted certain measures that may have the effect of helping to resist an unsolicited takeover attempt, including provisions of the Certificate authorizing the Board to issue up to 2,000,000 shares of Preferred Stock with terms, provisions and rights fixed by the Board, and provisions in the Certificate providing for the Board of Directors to be classified into two classes serving staggered two year terms. The Board of Directors is not aware of any pending or proposed effort to acquire control of the Company.

    PREFERRED STOCK

    The amendment of the Certificate will also have the effect of decreasing the authorized number of shares of the Company's Preferred Stock from 2,000,000 shares to 1,934,783 shares. The 65,217 shares which the amendment would eliminate from the authorized Preferred Stock were designated as Series A Convertible Preferred Stock (the "Series A Preferred") and issued to Harley-Davidson, Inc. in connection with the March 1996 acquisition by the Company of substantially all of the assets of Harley-Davidson's Holiday Rambler RV division. Such 65,217 shares of Series A Preferred were subsequently converted by Harley-Davidson into shares of the Company's Common Stock and are no longer available for reissuance.

    TEXT OF PROPOSED AMENDMENT

    The proposed amendment will affect only the text of the first paragraph of
Article IV of the Certificate, which would as a result of the amendment read in its entirety as follows (text to be deleted stricken through, text to be added underlined):

    "The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock, par value $.01 per share, and Preferred Stock, par value $.01 per share. The total number of shares of Common Stock which the Corporation has the authority to issue is 50,000,000. The total number of shares of Preferred Stock which the Corporation has the authority to issue is 1,934,783."

VOTE REQUIRED

    The approval of the amendment to the Certificate requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company. An abstention or non-vote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal.

    THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK TO 50,000,000 SHARES AND TO REDUCE THE AUTHORIZED PREFERRED STOCK TO 1,934,783 SHARES.

                     PROPOSAL 3--APPROVAL OF THE COMPANY'S
                      EXECUTIVE VARIABLE COMPENSATION PLAN

    The Internal Revenue Code limits the Company's ability in its federal income tax returns to deduct compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. However, certain performance-based compensation that has been approved by stockholders is not subject to the deduction limit. In order to maximize the amount of executive compensation that the Company can deduct under Section 162(m) of the Code, the Company is submitting the Executive Variable Compensation Plan (the "Plan") for stockholder approval at the Annual Meeting. The following summary description is qualified by reference to the text of the Plan, attached hereto as Exhibit A.

PURPOSE

    The purpose of the Plan is to (i) to motivate and reward eligible employees by making a significant portion of their cash compensation directly dependent on achieving key strategic, financial and operational objectives, and (ii) maximize the Company's deductions on its federal income tax returns with respect to executive compensation.

ADMINISTRATION

    The Company's Compensation Committee of the Board of Directors will be responsible for the general administration of the Plan and for carrying out its provisions. All decisions of the Compensation Committee under the Plan are subject to ratification by the full Board of Directors.

ELIGIBILITY

    All executive officers and other key employees of the Company designated by the Compensation Committee who are or may reasonably be expected to become "covered employees" within the meaning of Section 162(m) (i.e. the Named Executive Officers, as defined in "Executive Compensation--Executive Compensation Tables" below) are eligible to participate in the Plan. The Compensation Committee has designated Kay L. Toolson, the Company's Chief Executive Officer, as the sole participant in the Plan for fiscal 1999.

PERFORMANCE TARGETS

    For each performance period under the Plan, the Compensation Committee shall establish performance measures and objectives in writing in advance of such date as is permitted by Section 162(m). The regulations under that section currently require the objectives to be determined within the first 90 days of the Company's fiscal year for which the bonus is to be paid. The primary measure of Company performance shall be earnings before interest, taxes, depreciation and amortization (EBITDA). Non-recurring expenses related to the impact of any acquisitions or mergers shall be excluded in determining whether the performance measures have been achieved.

    The Compensation Committee has determined that fiscal 1999 (ending January 1, 2000) will be the initial performance period under the Plan and that Mr. Toolson will be eligible to receive a bonus under the Plan equivalent to 3.14% of the Company's fiscal 1999 EBITDA in excess of $12.0 million.

OTHER

    The Compensation Committee shall certify in writing that all applicable performance criteria have been met prior to any payments under the Plan. All awards under the Plan shall be in cash. The Compensation Committee may not increase, but may, in its sole discretion, decrease a participating employee's award.

    In the event a participating employee's employment with the Company terminates by reason of retirement, disability or death, the Compensation Committee may, in its discretion, pay all or a portion of the award for the performance period in which such termination occurs.

    Subject to certain limitations and any stockholder approval requirements, the Compensation Committee has the power to amend or terminate the Plan.

NEW PLAN BENEFITS

    For 1999, Mr. Toolson will be eligible to receive a bonus under the Plan equivalent to 3.14% of the Company's fiscal 1999 EBITDA in excess of $12.0 million. If the Plan, and such formula, had been in effect with respect to fiscal 1998, for which EBITDA was $53.3 million, Mr. Toolson would have been eligible to receive a bonus of $1,297,000 for fiscal 1998. By comparison, Mr. Toolson in fact received a bonus of $1,245,000 for fiscal 1998. Nevertheless, because the Company's EBITDA for fiscal 1999 cannot be known in advance, and because the Compensation Committee has the discretion to reduce the amount of any award under the Plan, the amount that will be paid in the future to Mr. Toolson or any other eligible employee is not presently determinable.

VOTE REQUIRED

    The approval of the proposal requires the affirmative vote of a majority of the Votes Cast.

    THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ADOPTION OF THE COMPANY'S EXECUTIVE VARIABLE COMPENSATION PLAN.

       PROPOSAL 4--RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending January 1, 2000, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

    The affirmative vote of a majority of the Votes Cast will be required to ratify PricewaterhouseCoopers LLP as the Company's independent auditors.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JANUARY 1, 2000.

OTHER MATTERS

    The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES

    The table below sets forth information for the three most recently completed fiscal years concerning the compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                        SECURITIES
                                                                                                        UNDERLYING
                                                                                                        OPTIONS (#)
                                                                                                       -------------
                                                                               ANNUAL COMPENSATION       LONG-TERM
                                                                             ------------------------  COMPENSATION
NAME AND PRINCIPAL POSITION                                         YEAR       SALARY       BONUS         AWARDS
----------------------------------------------------------------  ---------  ----------  ------------  -------------
Kay L. Toolson .................................................       1998  $  205,000  $  1,245,000       11,252
  Chief Executive Officer and President                                1997     200,000       912,939       11,250
                                                                       1996     150,000       748,000       11,250

James V. Sheldon(1) ............................................       1998  $  128,000  $    397,000        7,875
  President of Holiday Rambler and Chief Operating Officer,            1997     125,000       315,198        7,875
  Indiana Operations                                                   1996      80,769       196,000        5,625

John W. Nepute .................................................       1998  $  105,000  $    340,000        7,200
  Vice President of Finance and Chief Financial Officer                1997     100,000       205,607        6,750
                                                                       1996      65,850       145,000        5,625

Richard E. Bond(1) .............................................       1998  $  113,000  $    200,000        5,400
  Vice President, Secretary and Chief Administrative Officer           1997     100,833       107,370        5,400

Irv Yoder(1) ...................................................       1998  $   80,000  $    225,000        4,725
  Vice President and Director of Indiana Manufacturing                 1997      70,000        98,590        4,500
                                                                       1996      48,470        36,000        2,250

------------------------

(1) Messrs. Sheldon and Yoder joined the Company in March 1996, and Mr. Bond joined the Company in February 1997. Mr. Yoder became an executive officer of the Company in August 1998.

OPTION GRANTS

    The following table sets forth certain information with respect to stock option grants to the Named Executive Officers during the fiscal year ended January 2, 1999. In accordance with the rules of the Securities and Exchange Commission (the "SEC"), also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation from the option exercise price of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                      INDIVIDUAL GRANTS(1)                    POTENTIAL REALIZABLE
                                                     ------------------------------------------------------     VALUE AT ASSUMED
                                                      NUMBER OF                                              ANNUAL RATES OF STOCK
                                                     SECURITIES     % OF TOTAL                               PRICE APPRECIATION FOR
                                                     UNDERLYING   OPTIONS GRANTED                                 OPTION TERM
                                                       OPTIONS    TO EMPLOYEES IN   EXERCISE    EXPIRATION   ----------------------
NAME                                                 GRANTED (#)       1997           PRICE        DATE          5%         10%
---------------------------------------------------  -----------  ---------------  -----------  -----------  ----------  ----------
Kay L. Toolson.....................................      11,252            9.5      $   17.44       4/1/08   $  123,492  $  312,876
James V. Sheldon...................................       7,875            6.7          17.44       4/1/08       86,429     218,974
John W. Nepute.....................................       7,200            6.1          17.44       4/1/08       79,021     200,205
Richard E. Bond....................................       5,400            4.6          17.44       4/1/08       59,265     150,154
Irv Yoder..........................................       4,725            4.0          17.44       4/1/08       51,857     131,385

------------------------

(1) These options were granted pursuant to the Company's 1993 Incentive Stock Option Plan. These options vest over five years at the rate of 20% of the shares subject to the options at the end of each anniversary following the date of grant of such options.

OPTION VALUES

    The following table sets forth information with respect to the value of unexercised options held by each of the Named Executive Officers at January 2, 1999:

                         FISCAL YEAR-END OPTION VALUES

                                                                     NUMBER OF SECURITIES
                                                                    UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                           OPTIONS             IN-THE-MONEY OPTIONS AT
                                                                      AT FISCAL YEAR END          FISCAL YEAR END(1)
                                                                  --------------------------  --------------------------
NAME                                                              EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------------  -----------  -------------  -----------  -------------
Kay L. Toolson..................................................      13,500        33,752     $ 254,813    $   522,918
James V. Sheldon................................................       1,575        17,550        29,232        256,923
John W. Nepute..................................................      37,125        19,350       868,644        300,400
Richard E. Bond.................................................       2,160        11,340        42,012        162,054
Irv Yoder.......................................................       1,800         9,675        35,010        137,084

------------------------

(1) Value of unexercised options is based on the last reported sale price of the Company's Common Stock on the Nasdaq National Market of $26.50 per share on December 31, 1998 (the last trading day for the fiscal year ended January 2, 1999) minus the exercise price.

COMPENSATION COMMITTEE REPORT

    The information contained in the following report shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

INTRODUCTION

    The Compensation Committee of the Board of Directors (the "Committee") was established in July 1993 and is comprised solely of outside directors. In general, the Committee is responsible for reviewing and recommending for approval by the Board of Directors the Company's compensation practices, including executive salary levels and variable compensation programs, both cash-based and equity-based. With respect to the compensation of the Company's Chief Executive Officer, the Committee reviews and approves the various elements of the Chief Executive Officer's compensation. With respect to other executive officers, the Committee reviews the recommendations for such individuals presented by the Chief Executive Officer and the bases therefor and approves or modifies the compensation packages for such individuals. Base salary levels for executive officers of the Company are generally established at or near the start of each fiscal year, and final bonuses for executive officers are determined at the end of each fiscal year based upon such individual's performance and the performance of the Company.

EXECUTIVE COMPENSATION

    The Company's compensation program consists of two principal components: cash-based compensation, both fixed and variable, and equity-based compensation. These two principal components are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term success of the Company.

CASH-BASED COMPENSATION

    Executive officers of the Company receive cash compensation in the form of annual salaries and bonus payments. A principal goal of the Committee is to tie a substantial part of each executive officer's cash compensation to the Company's performance, and to reward executive officers for the Company's success. In 1998, the Company contributed 15% of its EBITDA in excess of $3 million each quarter to the bonus pool. (EBITDA is defined as the Company's net income before interest expense, taxes, management fees, and depreciation and amortization.) This compares to 15% of its EBITDA in excess of $3 million in 1997 and 27% of its EBITDA in 1996. One half of each quarterly allocation, other than the amount allocated to the Chief Executive Officer (as described below), was paid to participants in the pool other than the Chief Executive Officer, at the end of each quarter. At the discretion of the Committee, the participants, other than the Chief Executive Officer, are eligible for the remainder to be paid after the year-end, based on the Company's annual EBITDA from the Company's audited annual financial statements. The allocation of the bonus pool, other than the amount allocated to the Chief Executive Officer, is recommended by the Chief Executive Officer, for approval by the Committee, and is based on subjective factors, including the achievement by each participant in the pool of specifically defined objectives and the particular contributions of each participant to the Company's revenue and profitability. The Committee also considers the compensation of similarly situated executives in the Company's peer group in the recreational vehicle industry. The Chief Executive Officer also recommends to the Committee the performance objectives for each executive officer for the ensuing year.

EQUITY-BASED COMPENSATION

    The Committee administers an option program pursuant to which members of management, including the Company's executive officers, may receive annual option grants as of March 31 each year from a pool of shares set aside by the Committee. The purpose of the option program is to provide additional incentive to executives and other key employees of the Company to work to maximize long-term return to the Company's stockholders. The allocation of the option pool, other than the shares allocated to the Chief Executive Officer, is recommended by the Chief Executive Officer for approval by the Committee. The allocation of shares from the option pool to the Chief Executive Officer is determined by the Committee. In granting stock options to the executive officers, the Chief Executive Officer and the Committee consider a number of subjective factors, including the executive's position and responsibilities at the Company, such executive's individual performance, the number of options held (if any) and other factors that they may deem relevant. Options generally vest over a five-year period to encourage optionholders to continue in the employ of the Company. The exercise price of options is the market price on the date of grant, ensuring that the option will acquire value only to the extent that the price of the Company's Common Stock increases relative to the market price at the date of grant. In 1998, the Committee set aside a pool of 118,352 shares for grants to management, of which options to purchase 45,677 shares were granted to the executive officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The Committee generally uses the same factors and criteria described above for compensation decisions regarding the Chief Executive Officer. During 1998, Mr. Toolson received a base salary of $205,000 for serving as the chief executive officer of the Company. As a participant in the Company's bonus pool in fiscal 1998, Mr. Toolson was eligible to receive an annual bonus equal to 5% of the Company's EBITDA in excess of $12 million, payable at the discretion of the Committee after review of the Company's audited annual financial statements. This compares to 5% of the Company's EBITDA in excess of $12 million in 1997 and 10% in 1996. Mr. Toolson received a bonus for 1998 of $1,245,000, of which $795,000 was paid in February 1999 and the remainder deferred under an election by Mr. Toolson. In 1998 the Compensation Committee also granted Mr. Toolson an option to purchase 11,252 shares of the Company's Common Stock.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. Under this legislation, the Company may deduct such compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as shareholder approval). The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. See Proposal No. 3 above, "Approval of the Company's Executive Variable Compensation Plan." However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

SUMMARY

    The Committee believes that its compensation program to date has been fair and motivating, and has been successful in attracting and retaining qualified employees and in linking compensation directly to the Company's success. The Committee intends to review this program on an ongoing basis to evaluate its continued effectiveness.

                                          THE COMPENSATION COMMITTEE
                                          Carl E. Ring, Jr.
                                          Richard A. Rouse
                                          Roger A. Vandenberg

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors was established in July 1993 and consists of Directors Ring, Rouse and Vandenberg, none of whom have interlocking relationships as defined by the Securities and Exchange Commission.

                               SECURITY OWNERSHIP

    The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of March 31, 1999 (except as otherwise indicated), by: (i) each person who is known by the Company to own beneficially more than five percent of the Common Stock, (ii) each of the Named Executive Officers, (iii) each of the Company's directors, and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                                                           NUMBER OF
BENEFICIAL OWNER                                                                           SHARES(1)     PERCENTAGE
----------------------------------------------------------------------------------------  ------------  -------------
Alliance Capital Management L.P.(2) ....................................................    1,219,725           9.8%
c/o The Equitable Companies Incorporated
1290 Avenue of the Americas
New York, New York 10104

Liberty Partners Holdings 2, L.L.C.(3) .................................................      955,823           7.6%
1177 Avenue of the Americas
New York, New York 10036

Kay L. Toolson(4) ......................................................................    1,077,892           8.6%
c/o Monaco Coach Corporation
91320 Industrial Way
Coburg, Oregon 97408

Michael J. Kluger(5)....................................................................      958,073           7.7%

Lee A. Posey(4).........................................................................      282,100           2.3%

Carl E. Ring, Jr.(5)....................................................................      955,823           7.6%

Richard A. Rouse(4).....................................................................       56,942         *

Roger A. Vandenberg.....................................................................      444,786           3.6%

James V. Sheldon(4).....................................................................       13,724         *

John W. Nepute(4).......................................................................       84,445         *

Richard E. Bond(4)......................................................................        8,576         *

Irv Yoder(4)............................................................................        5,220         *

All directors and executive officers as a group (12 persons)............................    2,938,035          23.3%

------------------------

*   Less than one percent.

(1) Applicable percentage of beneficial ownership is based on 12,496,050 shares of Common Stock outstanding as of March 31, 1999 together with applicable options for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after March 31, 1999 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other stockholder.

(2) Information based solely on a joint Schedule 13G/A filed on February 16, 1999 by, inter alia, The Equitable Companies Incorporated. Alliance Capital Management L.P. is a subsidiary of The Equitable Companies Incorporated. Of the 1,219,725 shares, sole voting power is claimed as to 25,025 shares, and shared voting power is claimed as to 1,194,700 shares.

(3) Information based partly on a joint Schedule 13G/A (the "Liberty 13G") filed on February 16, 1999 by, inter alia: Liberty Partners Holdings 2, L.L.C. ("LLC"); Liberty Partners, L.P. ("LP"), the manager of LLC; Liberty Capital Partners, Inc. ("LCP"), LP's general partner; and Carl E. Ring, Jr. and Michael J. Kluger, who are directors and stockholders of LCP. The reporting persons in the Liberty 13G expressly disclaim any assertion or presumption that one or more of such persons constitute a "group" for purposes of
    Section 13(g) of the Exchange Act of 1934. Information also based on correspondence between the Company and LCP.

(4) Includes the number of shares subject to options which are exercisable within 60 days of March 31, 1999 by the following persons: Mr. Toolson (22,502 shares), Mr. Posey (3,600 shares), Mr. Rouse (18,000 shares), Mr. Sheldon (4,275 shares), Mr. Nepute (43,290 shares), Mr. Bond (4,860 shares), and Mr. Yoder (4,095 shares).

(5) Includes, solely for purposes of this table, 955,823 shares owned by Liberty Partners Holdings 2, L.L.C. and covered by the Liberty 13G. See footnote 3 above. For Mr. Kluger, also includes 2,250 shares held directly. The address for Messrs. Kluger and Ring is c/o Liberty Capital Partners, Inc., 1177 Avenue of the Americas, New York, New York 10036.

                               PERFORMANCE GRAPH

    The following line graph shows a comparison of cumulative total stockholder return for the Company's Common Stock, the Nasdaq Composite Index and a peer group of companies selected by the Company (the "Peer Group"), whose primary business is recreational vehicles. The Peer Group consists of Coachmen Industries, Inc., Collins Industries, Inc., Fleetwood Enterprises, Inc., Kit Manufacturing Company, Thor Industries, Inc. and Winnebago Industries, Inc. The graph assumes that $100 was invested on December 31, 1993 at the closing price for the Company's stock on such date, and that all dividends are reinvested. In accordance with the guidelines of the SEC, the stockholder return for each entity in the Peer Group has been weighted on the basis of market capitalization as of each measurement date set forth in the graph. Historic stock price performance should not be considered indicative of future stock price performance.

                                                                                      MONACO      PEER GROUP      NASDAQ
                                                                                    -----------  -------------  -----------
31-Dec-93                                                                                100.0         100.0         100.0
31-Mar-94                                                                                111.1          94.9          95.7
30-Jun-94                                                                                105.6          82.6          90.9
30-Sep-94                                                                                111.1          98.9          98.4
30-Dec-94                                                                                113.0          84.5          96.8
31-Mar-95                                                                                118.5          98.5         105.2
30-Jun-95                                                                                118.5          86.8         120.2
29-Sep-95                                                                                 93.5          86.4         134.3
29-Dec-95                                                                                 66.7         105.4         135.4
29-Mar-96                                                                                105.6         107.5         141.8
28-Jun-96                                                                                 92.6         131.5         152.6
30-Sep-96                                                                                 94.5         143.7         157.9
31-Dec-96                                                                                120.4         139.4         166.2
31-Mar-97                                                                                132.4         118.4         157.3
30-Jun-97                                                                                179.6         131.9         185.6
30-Sep-97                                                                                175.0         150.8         217.0
31-Dec-97                                                                                188.9         181.6         202.2
31-Mar-98                                                                                290.7         208.5         236.3
30-Jun-98                                                                                325.0         192.1         243.9
30-Sep-98                                                                                280.6         149.4         218.1
31-Dec-98                                                                                441.7         181.1         282.3

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended January 2, 1999, all filing requirements applicable to its officers, directors and ten percent stockholders were met, except as follows. Each of Pat Carroll, Marty Garriott and Irv Yoder did not timely file a Form 3 during 1998 after becoming subject to the reporting requirements of Section 16(a). The Company is not aware of any transactions by Messrs. Carroll, Garriott or Yoder which would have required the filing of a Form 4. Lee Posey did not timely file one Form 4 during 1998, covering one transaction.

                                          FOR THE BOARD OF DIRECTORS

                                          Richard E. Bond
                                          SECRETARY

April 17, 1999

                                                                     [EXHIBIT A]

                            MONACO COACH CORPORATION

                      EXECUTIVE VARIABLE COMPENSATION PLAN

    1. PURPOSES OF THE PLAN. The purpose of the Monaco Coach Corporation Executive Variable Compensation Plan (the "Plan") is to motivate and reward eligible executives of the Company by making a significant portion of their cash compensation directly dependent upon achieving key strategic, financial, and operational objectives. It is the Company's intention that the compensation paid hereunder will qualify as "performance-based" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and will thereby be deductible by the Company.

    2.  DEFINITIONS.

        (a) "AWARD" means, with respect to each Participant, the award determined for a Performance Period. Each Award is determined by a formula for a Performance Period, subject to the Committee's authority under 6(e) to reduce the Award otherwise payable.

        (b) "BOARD" means the Board of Directors of the Company.

        (c) "COMMITTEE" means the Compensation Committee of the Board, or a sub-committee of the Compensation Committee, which shall consist solely of two or more members of the Board who are not employees of the Company and who otherwise qualify as "outside directors" within the meaning of Section 162(m).

        (d) "COMPANY" means Monaco Coach Corporation.

        (e) "COVERED EMPLOYEE" means a "covered employee" within the meaning of
    Section 162(m).

        (f) "PARTICIPANT" means an eligible executive of the Company participating in the Plan for a Performance Period.

        (g) "PERFORMANCE-BASED COMPENSATION" means compensation that is intended to qualify as "performance-based compensation" within the meaning of Section 162(m).

        (h) "PERFORMANCE PERIOD" means the time period with respect to which an Award is earned and paid. Performance Periods under the Plan shall be annual, semi-annual and/or quarterly periods.

        (i) "PLAN" means this Executive Variable Compensation Plan.

        (j) "PLAN YEAR" means the Company's fiscal year, which is currently the twelve (12) month period that ends on the Saturday closest to December 31.

        (k) "SECTION 162(m)" means Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor to Section 162(m), as that Section may be interpreted from time to time by the Internal Revenue Service, whether by regulation, notice or otherwise.

    3.  ADMINISTRATION OF THE PLAN.

        (a) The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions. The Committee may delegate specific administrative tasks to Company employees or others as appropriate for proper administration of the Plan. Subject to the limitations on Committee discretion imposed under Section 162(m), the Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties, but subject to the terms of the Plan:

            (i) discretionary authority to construe and interpret the terms of the Plan, and to determine eligibility, Awards and the amount, manner and time of payment of any Awards hereunder;

            (ii) to prescribe forms and procedures for purposes of Plan participation and distribution of Awards; and

           (iii) to adopt rules, regulations and bylaws and to take such actions as it deems necessary or desirable for the proper administration of the Plan.

        (b) All decisions of the Committee are subject to ratification by the Board.

        (c) Any rule or decision by the Committee that is not inconsistent with the provisions of the Plan shall be conclusive and binding.

    4. ELIGIBILITY. The employees eligible to participate in the Plan for a given Performance Period shall be all executive officers and other key employees of the Company designated by the Committee who are or may reasonably be expected to become Covered Employees, as determined by the Committee in its sole discretion. No person shall be automatically entitled to participate in the Plan.

    5. PERFORMANCE TARGETS. For each Performance Period the Committee shall establish Company performance measures and objectives as provided herein. Such performance measures and objectives shall be established in writing in advance of such date as is permitted by Section 162(m). A Participant's bonus opportunity shall become payable as an Award based upon the extent to which the Company meets or exceeds such pre-established performance measures.

        (a) PERFORMANCE MEASURES. The primary measure of Company performance shall be earnings before interest, taxes, depreciation and amortization (EBITDA).

        (b) EFFECTS OF MERGER AND ACQUISITIONS. Non-recurring expenses related to the impact of any acquisitions or mergers shall be excluded in determining whether the performance measures described above have been achieved.

    6.  AWARD PAYMENT

        (a) CERTIFICATION. The Committee shall certify in writing that all of the applicable performance criteria have been met prior to any payments under this Plan.

        (b) FORM OF DISTRIBUTIONS. The Company shall distribute all Awards to the Participant in cash.

        (c) TIMING OF DISTRIBUTIONS. Subject to Sections 6(d) and (e) below, the Company shall distribute amounts payable to Participants as soon as is practicable following the determination of the Award for a Performance Period.

        (d) DEFERRAL. The Committee may defer payment of Awards, or any portion thereof, to Covered Employees as the Committee, in its discretion, determines to be necessary or desirable to preserve the deductibility of such amounts under Section 162(m). In addition, a Participant may, subject to such terms and conditions as the Committee may prescribe, elect to defer payment of all or a portion of his or her Award.

        (e) LIMITATIONS. The Committee may not increase a Covered Employee's Award(s), but may, in its sole discretion, decrease a Covered Employee's Award(s).

    7. TERM OF PLAN. The Plan shall first apply to the Company's 1999 Plan Year. The Plan shall continue until terminated under Section 8 of the Plan.

    8. AMENDMENT AND TERMINATION OF THE PLAN. The Committee may amend, modify, suspend or terminate the Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in the Plan or in any Award granted hereunder; provided, however, that no amendment, alteration, suspension or discontinuation shall be made which would (i) impair any payments to Participants made prior to such amendment, modification, suspension or termination, unless the Committee has made a determination that such amendment or modification is in the best interests of all persons to whom Awards have theretofore been granted; provided further, however, that in no event may such an amendment or modification result in an increase in the amount of compensation payable pursuant to such Award or (ii) cause compensation that is, or may become, payable hereunder to fail to qualify as Performance-Based Compensation. To the extent necessary or advisable under applicable law, including Section 162(m), Plan amendments shall be subject to shareholder approval. At no time before the actual distribution of funds to Participants under the Plan shall any Participant accrue any vested interest or right whatsoever under the Plan except as otherwise stated in this Plan.

    9.  TERMINATION OF EMPLOYMENT.

        (a) In the event that a Participant's employment with the Company terminates by reason of the Participant's retirement, total and permanent disability or death, the Committee may, in its discretion, pay to the Participant or the Participant's representative, as the case may be, all or a portion of the Award for the Performance Period in which such termination occurs.

        (b) No Award shall be paid to a Participant whose employment terminates during a Performance Period except as provided in Section 9(a) above.

    10. WITHHOLDING. Distributions pursuant to this Plan shall be subject to all applicable federal and state tax and withholding requirements.

    11. EMPLOYMENT. This Plan does not constitute a contract of employment or compensation or impose on either the Participant or the Company any obligation to retain the Participant as an employee. This Plan does not change the status of the Participant as an employee at will, the policies of the Company regarding termination of employment, nor guarantee further continuing participation in the Plan.

    12. SUCCESSORS. The provisions of this Plan shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Plan replaces any other variable compensation plan for the Participants.

    13. NONASSIGNMENT. The rights of a Participant under this Plan shall not be assignable or transferable by the Participant except by will or the laws of intestacy.

    14. GOVERNING LAW. The Plan shall be governed by the laws of the State of Oregon.










                              - PLEASE DETACH HERE -

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, AND 4.


1.   Election of directors:  01 Carl E. Ring, Jr.  02 Richard A. Rouse       / / FOR            / / WITHHOLD
                             03 Roger A. Vandenberg                              all nominees       AUTHORITY

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)      /                                  /

2. Proposal to amend the Company's Certificate of Incorporation to    / / For  / / Against  / / Abstain
   increase the authorized number of shares of Common Stock to
   50,000,000 and to reduce the authorized number of shares of
   Preferred Stock to 1,934,783:

3. Proposal to approve the Company's Executive Variable Compensation  / / For  / / Against  / / Abstain
   Plan:

4. Proposal to ratify the appointment of PricewaterhouseCoopers LLP   / / For  / / Against  / / Abstain
   as the independent accountants of the Company:

   And in their discretion, upon such other matter or matters which may properly come before the meeting, and any adjournment(s) thereof.

Address Change? Mark Box  / /                                          Dated: _________________________, 1999
Indicate changes below:

                                                                       /                                     /
                                                                       Signature(s) in Box
                                                                       (If there are co-owners both must sign)
                                                                       (THIS PROXY SHOULD BE MARKED, DATED,
                                                                       SIGNED BY THE STOCKHOLDER(S) EXACTLY
                                                                       AS HIS OR HER NAME APPEARS HEREON, AND
                                                                       RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE.
                                                                       PERSONS SIGNING IN A FIDUCIARY CAPACITY
                                                                       SHOULD SO INDICATE. IF SHARES ARE HELD BY
                                                                       JOINT TENANTS OR AS COMMUNITY PROPERTY,
                                                                       BOTH SHOULD SIGN.)

                                             MONACO COACH CORPORATION

                                          ANNUAL MEETING OF STOCKHOLDERS

                                              WEDNESDAY, MAY 19, 1999

                                                    10:00 A.M.

                                   MONACO COACH CORPORATION INDIANA HEADQUARTERS

                                              606 NELSON'S PARKWAY

                                                  WAKARUSA, IN


        MONACO COACH CORPORATION
        606 NELSON'S PARKWAY, WAKARUSA, IN                                 PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Monaco Coach Corporation, a Delaware corporation, (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 17, 1999, and the 1998 Annual Report to Stockholders, and hereby appoints Kay L. Toolson and John W. Nepute, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Monaco Coach Corporation to be held on May 19, 1999, at 10:00 a.m. local time, at the Company's Indiana headquarters, located at 606 Nelson's Parkway, Wakarusa, Indiana, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

This proxy will be voted as directed, or, if no contrary direction is indicated, will be voted for the election of the specified nominees as directors, for the amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock to 50,000,000 and to reduce the authorized number of shares of Preferred Stock to 1,934,783, for approval of the Company's Executive Variable Compensation Plan, for the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants, and as said proxies deem advisable on such other matters as may come before the meeting.

Whether or not you plan to attend the meeting in person, you are urged to complete, date, sign and promptly mail this proxy in the enclosed return envelope so that your shares may be represented at the meeting. See reverse for voting instructions

                          SEE REVERSE SIDE FOR VOTING INSTRUCTIONS